N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 1800 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Comments on Oklahoma District Court Case

DENVER, December 1, 2008 - Cimarex Energy Co. (NYSE: XEC) today provided comments relating to the H.B. Krug, et al. v. Helmerich & Payne, Inc. (“H&P”) case, in Tulsa County District Court, Oklahoma. The jury found that up to $6.845 million should be awarded to plaintiff royalty owners. The jury also rendered an advisory ruling to the Court that up to $61.622 million should be paid for disgorgement of H&P's estimated potential compounded profit since 1989 resulting from the award. The jury’s advisory ruling is not final and remains subject to modification by the Court, which could reduce or entirely reject the advisory amount.

Pursuant to the 2002 spin-off transaction to shareholders of Helmerich & Payne by which Cimarex became a publicly-traded entity, Cimarex assumed the assets and liabilities of H&P's exploration and production business. If the final judgment issued by the Court results in a substantial award to plaintiffs, Cimarex will vigorously appeal.

This lawsuit originally was filed in 1998 and addresses H&P’s conduct pertaining to a 1989 take-or-pay settlement, along with potential drainage issues and other related matters.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Permian Basin and Gulf Coast areas of the U.S.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

FOR FURTHER INFORMATION CONTACT

Cimarex Energy Co.
Mark Burford, Director of Capital Markets
303-295-3995
www.cimarex.com